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Exhibit 10.37

ADDENDUM TO LEASE
THE J. GLADSTONE INSTITUTES,
A CHARITABLE TRUST
LESSOR,
AND
GUITAR CENTER, INC.,
A DELAWARE CORPORATION,
LESSEE
DATED Dec. 15, 2000

        THIS ADDENDUM TO LEASE dated Dec. 15, 2000, modifies, amends and supplements the attached Lease of even date herewith between the undersigned Lessor and Lessee as follows:

        1.     Paragraph 1.9 is modified to read as follows:

        "Lessee is the "Insuring Party'."

        2.     Paragraph 2.2 is hereby supplemented as follows:

        "Except as otherwise noted, on or before the Early Possession Date, Lessor shall perform, at Lessor's sole cost and expense, the following improvements to the Premises and/or provide Lessee with documentation evidencing that the Premises comply with the following:

          (a)   On or before March l, 2001, Lessor shall reslurry and restripe the entire parking area, and patch any material cracks and holes;

          (b)   Lessor shall clean the Premises' carpets, windows, kitchens, outside windows, and restrooms;

          (c)   Lessor shall repair any damage caused by the removal of the prior tenant's personal property and signs;

          (d)   Lessor shall cause the roof to be in water-tight condition; in connection therewith, any existing opening which is not servicing working equipments shall be secured with security bars;

          (e)   Lessor shall provide Lessee with an inspection report showing that all HVAC equipment servicing the Premises is in good working condition;

          (f)    The Premises shall have access to all utilities, including gas, water, electrical, telephone and garbage removal;

          (g)   The Premises has a wet-type sprinkler fire protection system and fire alarm system which complies with Applicable Requirements.

          (h)   Lessor shall cause the outside windows and walls to be cleaned.

        Except as provided below, the Commencement Date shall be extended by each day the Lessor delays in completing the above improvements by said dates, provided that the following access, in Lessor's sole judgment, does not interfere with Lessor's performance of the above work, and provided Lessee complies with the requirements of Paragraph 3.2 of the Lease, Lessor shall provide Lessee's MIS contractors/ consultants with access to the Premises on January 15, 2001, provided that the Commencement Date shall not be extended as a result of any delay in Lessor's performance of the Lessor's work arising from such access.

        Notwithstanding the foregoing, Lessee shall be solely responsible for, at Lessee's sole cost and expense, any repairs to the roof or common area resulting from Lessee's installation of tenant improvements and maintenance to the roof or under the Common Areas, whether as a result of any improvements made by Lessee pursuant to Paragraph 7.3(b) or otherwise."

        3.     The following sentence is added following the second sentence of Paragraph 2.3:

        "Lessor represents that as of the execution of this Lease, the Premises may be used for general office purposes."

        4.     The following sentence is added following the fourth sentence of Paragraph 2.3:

        "Notwithstanding the foregoing, Lessor shall remain responsible for and shall rectify latent defects which (i) do not comply with the foregoing warranty of Lessor and (ii) could not have been discovered by a reasonably diligent inspection of the Premises conducted by Tenant during the aforementioned warranty period. Lessee shall have the burden of proof in establishing that such latent defect is a breach of Lessor's warranty and otherwise meets the requirements of the preceding sentence."

        5.     Paragraph 2.6 is hereby added to the Lease:

        "Lessor shall allow Lessee to use the existing modular furniture, improvements, carpet, window coverings, file cabinets, computer room equipment, and kitchen appliances (collectively "Existing Equipment") for the Original Term of the tease and any Option Terms. At the expiration of Lessee's Lease term, at Lessor's sole election, Lessor shall decide whether to keep the Existing Equipment in the Premises or have Lessee take ownership of the Existing Equipment and remove from the Premises in accordance with the.. requirements of Section 7. 4 (c) hereof. Prior to the Commencement Date, Lessee at its sole expense shall conduct an inventory of the Existing Equipment, which shall be subject to Lessor's reasonable approval. Upon approval of the Inventory, Lessee shall 'tag' each; item of the Existing Equipment in a manner sufficient to identify it as Existing Equipment. Lessee shall provide Lessor with a copy of the inventory list and identification information."

        6.     Paragraph 3.5 is hereby added to the Lease:

        "3.5 Option to Extend.

        Lessor hereby grants to Lessee the option (the "Option") to extend the term of this Lease for one (1) additional five (5) year period (the "Option Term"), commencing when the Original Term expires upon each and all of the following terms and conditions:

          (a)   Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the Option Term would commence (if exercised) by at least nine (9) months, but no more than twelve (12) months, a written notice of the exercise of the option to extend this Lease for the Option Term. If the notification of the exercise of the option is not so given and received, the option shall automatically expire;

          (b)   All of the provisions of Paragraph 39 of this Lease are conditions of this Option;

          (c)   All of the terms and conditions of this Lease shall apply, except that the monthly rent shall be increased to the fair market rental value for similar buildings in Westlake village at the time the Option Term commences. The fair market rental value for the first year of the Option Term shall be determined in accordance with the following procedures:

            (i)    Within fifteen (15) days of receipt by Landlord of Tenant's written exercise of the above-described (respective) option to extend the term of the Lease, Landlord shall advise Tenant in writing of Landlord's opinion of the fair market rental value of the Premises for such option Term (sometimes also referred to herein as the "Fair Market value").

            (ii)   If the proposed Fair Market Value is acceptable to Tenant, then Tenant shall so notify Landlord in writing within fifteen (15) days of receipt by Tenant of Landlord's notice of the proposed Fair Market Value. Tenant's failure to so notify Landlord, in writing, on or before the expiration of such time period shall be deemed a waiver of its right to so challenge Landlord's determination of Fair Market Value.

            (iii)  In the event Tenant challenges Landlord's opinion of the Fair Market Value of the Premises, Tenant shall notify Landlord thereof in writing within fifteen (15) days of receipt by Tenant of Landlord's notice of the proposed Fair Market Value, and the Fair Market Value of the Premises shall be determined by appraisal in accordance with the provisions hereof. Within thirty (30) days following Tenant's notice to Landlord thereof, both Landlord and Tenant shall appoint a reputable licensed real estate broker and shall give written notice of the name and address of such broker to the other party to this Lease. The failure by either party to timely appoint a broker and notify the other party thereof as provided in the immediately preceding sentence shall be deemed a waiver by the failing party of the right to have the Fair Market Value determined by more than one broker. The two brokers thus appointed shall, within ten (10) days after such appointment, themselves appoint a third broker and serve written notice of the broker so appointed upon each of the parties. All brokers appointed hereunder must have at least five (5) years experience in leasing retail and commercial properties within Westlake Village and be qualified by education and experience to appraise properties. The broker(s) so appointed shall meet at the earliest time practicable, but in no event more than ten (10) days after the appointment of all of the required broker(s), for the purpose of determining the fair market rental value of the Premises. The decision of the majority of said broker(s) shall constitute the vote of the broker(s) and shall be binding on both of the parties hereto. In the event two of the brokers do not agree on the fair market rental value of the Premises, the average of the two closest appraisals of the fair market rental value of the Premises shall be the Fair Market Value of the Premises for purposes of this Paragraph 3.5. The brokers shall, to the extent possible, base their determination of Fair Market Value upon the then current fair market rental value of comparable buildings of similar size and improvements then, available for lease in Westlake Village. Tenant and Landlord shall each pay the cost and expense of its selected broker, with the cost of the third broker to be borne equally between Landlord and Tenant. During the period of time the parties are determining the Fair Market Value, Tenant shall continue to pay Landlord as a credit against rent due the monthly Base Rent payable the preceding Lease Year. The brokers' determination of the Fair Market Value shall be utilized as the basis for determining the monthly Base Rent for the first year of the Option Term.

            (iv)  if the Fair Market Value for the Premises as determined herein is greater than the monthly Base Rent paid by Tenant during the period of time following the end of the last Lease Year of the Original Term of the Lease, but before the Fair Market Value is determined, then Tenant shall, within thirty (30) days following the determination of the Fair Market Value, pay to Landlord the amount of underpaid sums during said period.

            (v)   Notwithstanding any terms herein to the contrary, in no event shall the monthly Base Rent for the first year of the Option Term be less than monthly Base Rent payable during the immediately preceding Lease Year.

          (d)   For the second Lease Year of the Option Term and each Lease Year thereafter, the monthly Base Rent shall be increased by one hundred three percent (103%) of the monthly Base Rent payable the preceding Lease Year."

        7.     Paragraph 4.3 is hereby added to the Lease:

        Commencing on the first anniversary date of the Commencement Date and continuing on the anniversary date of each twelve month period ("Lease Year") thereafter, the monthly Base Rent shall be increased to the following amounts

Anniversary of Commencement Date	Monthly Base Rents
First (April 15, 2002)	$73,130.00
Second (April 15, 2003)	75,323.90
Third (April 15, 2004)	77,583.62
Fourth (April 15, 2005)	79,911.12
Fifth (April 15, 2006)	82,308.46
Sixth (April 15, 2007)	84,777.71
Seventh (April 15, 2008)	87,321.04

        8.     Paragraph 7.1(a) is supplemented as follows:

        "Notwithstanding the foregoing, Lessee shall have no obligation to remodel or install new improvements which were not in existence as of the Commencement Date of this Lease."

        9.     The second sentence of Paragraph 7.3(a) is amended to read as follows:

        "The term 'Trade Fixtures' shall include Lessee's machinery and equipment, including telephone and computer equipment (excepting cabling and wiring), that can be removed without doing material damage to the Premises."

        10.   Paragraph 7.3(b) is supplemented as follows:

        "Subject to Lessee's compliance with the requirements of Paragraph 7.3(b) and (c), Lessor consents to Lessee's installation, at Lessee's sole cost, of a satellite dish, antennae, microwave relay, fiber optics cable or other such similar equipment for Lessee's own exclusive use on the roof or under the Common Area of the Premises. Lessee shall be responsible, at its sole cost and expense, for the repair and maintenance of any such items installed by Lessee and for any damage to the roof, building or Common Area arising from the installation and maintenance of such items, and shall remove at the expiration or termination of the Lease, at Lessee's sole cost and expense, any items installed by Lessee (provided at Lessor's election, such fiber optics cable shall remain with the Premises) and shall restore the Premises to its original condition as of the Commencement Date of this Lease. Lessee shall be required to submit a copy of any drawings or Specifications ('Plans') in connection with any structural improvements or alterations made by Lessee.

        11.   The first sentence of Section 7.4(b) is supplemented by the following additional phrase:

        " .. . . provided Lessor shall, when providing Lessee with written notice of its consent to Lessee Owned Alterations or Utility Installations, indicate whether it may require such removal; Lessor's failure to so advise Lessee shall be deemed Lessor's election not to require such removal."

        12.   Paragraph 7.5 is hereby added to the Lease:

        "Tenant Improvement Allowance. Lessor shall provide Lessee a Tenant Improvement Allowance of $207,180.00 (the 'Allowance'). Such funds shall be used solely for Tenant Improvements consisting of installation and improvement of Lessee's computer room and cabling distribution, provided that such tenant improvements shall be deemed part of the realty and may not be removed from the Premises during the Term of this Lease, and provided further that at the expiration of the Lease Term, unless otherwise elected by Lessor, the improvements will be deemed Lessor's property and shall be surrendered to Lessor. In no event shall any portion of the Tenant Improvement Allowance be used for equipment or property which does not become a part of the Premises or may be deemed the removable personal property or equipment of Lessee. Lessor shall pay the Allowance to Lessee on the Commencement Date provided Lessee shall have satisfied the following: Lessee shall have submitted to Lessor evidence reasonably satisfactory to Lessor evidencing that the Tenant Improvements have been completed and are in a good and workmanlike condition, and that all costs of labor and materials have been fully paid, including paid invoices, final unconditional lien releases from all contractors and subcontractors who have performed the work, and an architect's certificate and/or a contractor's certificate certifying that the work has been completed."

        13.   Paragraph 8.3(a) is modified as follows:

        "Notwithstanding the foregoing, Lessee shall have no obligation to provide insurance covering earthquake and flood, provided that if Lessee elects to obtain such coverage, the insurance shall name Lessor as an additional insured and otherwise meet the requirements of this Paragraph 8."

        14.   Paragraph 8.4(b) is supplemented as follows:

        "Notwithstanding the foregoing, so long as Lessee is a public company listed on a nationally recognized stock exchange, Lessee shall have no obligation to provide the foregoing business interruption insurance."

        15.   Paragraph 8.9 is added to the Lease.

        "Lessor shall hold harmless, defend with competent counsel reasonably satisfactory to Lessee, and indemnify Lessee and its Representative from all liability, penalties, losses, damages, costs, expenses (including attorneys' fees and expert's fees), causes of action, claims, and/or judgments arising by reason of any death, bodily injury, personal injury, or property damage resulting from the actions of Lessor or its Representatives (except if resulting as a result of Lessee' s willful misconduct or negligence or breach of this Lease) occurring in or about or resulting from an occurrence in or about the Premises during the Term or while Lessee is in possession of the Premises. The provisions of this paragraph shall survive termination of the Lease with respect to events occurring prior to such termination."

        16.   The next to last sentence of Paragraph 9.3 is supplemented as follows:

        " .. . . provided that if the repair has an estimated cost of $100,000 or less, Lessee shall make such repairs."

        17.   Paragraph 9.4 is supplemented by the following provisions:

        "Notwithstanding the foregoing, if Premises Total Destruction this is an Insured Loss occurs, Lessee may at its option, within thirty (30) days after the date of occurrence of such damage, either (i) terminate this Lease effective the date of occurrence of such damage by giving written notice to the Lessor, or (ii) request that Lessor repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect provided if the insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessee shall promptly contribute the shortage in proceeds. In the event Lessor fails to commence the repair of the Premises within thirty (30) days after the occurrence of such damage or complete the repair within one hundred eighty (180) days after the occurrence of such damage, Lessee shall have the option to undertake the completion of such repairs, in which event Lessor shall make the balance of the proceeds of such insurance available to Lessee to complete the repairs of the Premises."

        18.   The first three sentences of Paragraph 10.2(a) are deleted and the following is substituted therefor:

        "Subiect to reimbursement by Lessee, Lessor shall pay the Real Property Taxes applicable to the Premises during the term of this Lease on or before the delinquency date. No earlier than sixty (60) days prior to the delinquency date, Lessor shall Provide Lessee with notice that such payment has been paid together with a copy of the tax bill and a copy of Lessor's Payment therefor, and Lessee shall reimburse Lessor within ten (10) days after receipt of Lessor's notice. Lessee shall have the right at its sole cost and expense to contest the amount of the Real Property Taxes, provided Lessee shall indemnify and hold Lessor harmless from any increase or other adverse change in the Real Estate Taxes assessed against the Premises arising from Lessee's contest. Lessee shall receive the benefit of any reduction in Real Estate Taxes."

        19.   Paragraph 12.1(a) of the Lease is hereby supplemented as follows:

        "Lessor shall have no right to condition its right to approve any such assignment or subletting upon receipt of any excess rents payable by such assignees or subtenants, it being understood and agreed that subject to Lessee's compliance with the requirements of this Article 12, any such profits shall be retained by Lessee."

        20.   Paragraph 12.1 is supplemented as follows:

        "Notwithstanding the preceding provisions of this Paragraph 12.1, so long as Lessee is a public company listed on a nationally recognized stock exchange, Paragraph 12.1(b) and Paragraph 12.1(c) shall not apply."

        21.   Paragraph 12.2(e) is supplemented as follows:

        "As a condition to such consent, Lessee shall reimburse the actual cost incurred by Lessee in processing such consent, including the cost of outside consultants such as attorneys or accountants, utilized by Lessor in evaluating such request, not to exceed $1,000.00."

        22.   Paragraph 16(c) is supplemented as follows:

        "So long as Lessee is a public company, such obligation to provide financial statements shall be satisfied by delivery of the most recent Form 10K and 100 filed with the Security Exchange Commission."

        23.   Paragraph 30.3 is supplemented as follows:

        "Lessor warrants that as of the date of this Lease no Security Device encumbers the Premises."

        24.   Paragraph 32 is supplemented as follows:

        "Lessor may at any time during the last twelve (12) months of the term place on the Premises any 'For Sale' or 'Available' signs."

        25.   Paragraph 34 is supplemented as follows:

        "Subject to Lessee's compliance with all Applicable Requirements, Lessee may install signage in the name of Lessee and/or other tenants, provided at Lessor's written request Lessee shall remove such signage, at its own expense, at the termination of its tenancy and repair any damage caused by such removal and restore the Premises to its condition prior to such installation."

        26.   Paragraph 47 is supplemented as follows:

        "Notwithstanding the foregoing, Lessee shall have no obligation to execute any modification which increases the rent or the costs payable by Lessee hereunder or which materially adversely affects its rights under the Lease."

        27.   Paragraph 50 is added to the Lease:

        "Lessor's Waiver. Within ten (10) days after request therefore by Lessee, Lessor shall execute a statement (hereinafter referred to as 'Lessor's waiver') (in non-recordable form) and deliver to Lessee, which provides, inter alia: (a) that Lessee's now-owned and hereafter acquired goods, merchandise, and inventory, together with all additions, substitutions, replacements, and improvements to the same

(expressly excepting the Tenant Improvements, any Lessee Owned Alteration or Utility instillation) (hereinafter referred to as 'Goods') shall remain personal property of Lessees (b) that Lessor disclaims any interest in the Goods and will not assert any statutory or possessory lien against any of the Goods; and (c) that Provided Lessee is not otherwise in default of its obligations under the Lease, except such defaults as may be cured by Lessee's lender, Lessee's lender shall have the right to keep possession of the Premises for up to ninety (90) days (but in no event beyond the expiration date of this Lease) by paving the rent owing under this Lease and performing Lessee's obligations during such period, including the payment of property taxes, insurance and maintenance and repair required of Lessee. Lessor further agrees to execute and deliver to Lessee within ten (10) days after request therefore by Lessee such other documents or instruments as Lessee or Lessee's lender may reasonably request in connection with the status of this Lease and Lessee's Goods."

        IN WITNESS WHEREOF, this Addendum has been executed by the parties hereto.

Lessor:

The J. David Gladstone Institutes a Charitable Trust
By:	/s/ RICHARD HILLE Richard Hille Its: Chief Executive Officer

Lessee:

GUITAR CENTER, INC., a Delaware corporation
By:	/s/ LARRY E. THOMAS Larry E. Thomas Its: Chairman

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Exhibit 10.37
ADDENDUM TO LEASE THE J. GLADSTONE INSTITUTES, A CHARITABLE TRUST LESSOR, AND GUITAR CENTER, INC., A DELAWARE CORPORATION, LESSEE DATED Dec. 15, 2000